Exhibit 99.1

Q2 Holdings, Inc. Announces First Quarter 2016 Financial Results
Total first quarter revenue of $33.8 million, up 40 percent year-over-year

AUSTIN, Texas (May 9, 2016) - Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of secure virtual banking solutions to regional and community financial institutions, today announced results for its first quarter ending March 31, 2016.

First Quarter Results

•	Revenue for the first quarter of $33.8 million, up 40 percent year-over-year and up 11 percent sequentially.

•	Non-GAAP gross margin for the first quarter of 50.8 percent, up from 45.8 percent one year ago. GAAP gross margin for the first quarter of 47.2 percent, up from 45.1 percent one year ago.

•
Adjusted EBITDA for the first quarter of negative $2.4 million, which compares to negative $2.1 million one year ago. GAAP net loss for the first quarter of $9.7 million, which compares to a loss of $4.6 million a year ago.

"The first quarter was a great start to the year," said Matt Flake, president and CEO of Q2. "Our implementations team continues to execute at a high level, with quality deliveries of the platform that are on time and on budget. On the sales side, we saw record cross-sales in what is typically a seasonally slow quarter, and I’m encouraged by our customers' desire to continue expanding their offerings with us."

First Quarter 2016 Highlights

•	Posted record cross-sales for the quarter as existing customers continued to grow their relationship with Q2.

•	Exited the first quarter with approximately 6.8 million registered users on the Q2 platform, representing 7 percent sequential and 31 percent year-over-year growth.

•	Launched Citizens Equity First Credit Union (CEFCU), a Top 25 Credit Union during the quarter, less than 9 months after signing.

Financial Outlook

Q2 Holdings is providing guidance for its second quarter 2016 as follows:

•	Total revenue of $35.3 million to $35.7 million, which would represent year-over-year growth of 34 percent to 36 percent.

•	Adjusted EBITDA of negative $2.5 million to negative $2.9 million.

Q2 Holdings is providing updated guidance for the full-year 2016 as follows:

•	Total revenue of $146.0 million to $148.4 million, which would represent year-over-year growth of 34 percent to 36 percent.

•	Adjusted EBITDA of negative $3.2 million to negative $4.2 million.

Conference Call Details

Date:	May 9, 2016
Time:	8:30 a.m. EDT
Hosts:	Matt Flake, CEO / Jennifer Harris, CFO
Dial in:	US toll free: 1-866-393-4306
International: 1-734-385-2616
Conference ID:	90456436

Please join the conference call at least 10 minutes before start time to ensure the line is connected. A live webcast of the conference call will be accessible from the investor relations section of the Q2 Holdings, Inc. website at http://investors.q2ebanking.com/.

A replay of the webcast will also be available at this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.
Q2 Holdings, Inc. (Q2) is a leading provider of secure, cloud-based virtual banking solutions headquartered in Austin, Texas. Q2 enables regional and community financial institutions, or RCFIs, to deliver a robust suite of integrated virtual banking services and engage more effectively with their retail and commercial account holders who expect to bank anytime, anywhere and on any device. Q2 solutions are often the most frequent point of interaction between its RCFI customers and their account holders. As such, Q2 purpose-built its solutions to deliver a compelling, consistent user experience across digital channels and drive the success of its customers by extending their local brands, enabling improved account holder retention and creating incremental sales opportunities. To learn more about Q2 visit q2ebanking.com.
Use of Non-GAAP Measures

Management believes that adjusted EBITDA and non-GAAP gross margin are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance. In the case of adjusted EBITDA, Q2 adjusts net loss for such things as interest, taxes, depreciation and amortization, stock-based compensation, and acquisition-related costs. In the case of non-GAAP gross margin, Q2 adjusts gross margin for stock-based compensation and amortization of acquired technology. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net loss and GAAP gross margin, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses adjusted EBITDA and non-GAAP gross margin as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements
This press release contains forward-looking statements, including statements about Q2’s prospects and optimism regarding implementation services execution and cross-sales strength; and Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk that Q2 will face increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers and new products and services; (b) the risk that the market for Q2’s solutions does not grow as anticipated; (c) the risk that Q2’s increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2’s business and sales results; (d) the challenges and costs associated with selling, implementing and supporting Q2’s solutions, particularly for larger customers with more complex requirements and longer implementation processes; (e) errors, interruptions or delays in Q2’s service or Web hosting; (f) risks associated with data breaches and breaches of security measures within Q2’s products, systems and infrastructure; (g) technological and regulatory developments; (h) the impact that a slowdown in the economy, financial markets, and credit markets has on Q2’s customers and Q2’s business sales cycles, prospects and customers’ spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2’s customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality desired by customers and governmental authorities; (j) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on the timing of its revenue from any delayed implementations; (k) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (l) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (m) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2’s implementations of its solutions or the general risks associated with the complexity of Q2’s customer arrangements; (n) the risk that Q2’s security measures are compromised or of unauthorized access to customer data;(o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; and (q) the risk that the challenges faced by our customers impacts their ability to enter into or maintain their agreements with Q2.
Additional information relating to the uncertainty affecting the Q2 business are contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$55,259	$67,049
Restricted cash	1,867	2,123
Investments	49,740	43,571
Accounts receivable, net	8,735	9,009
Prepaid expenses and other current assets	5,153	3,058
Deferred solution and other costs, current portion	5,200	5,968
Deferred implementation costs, current portion	2,485	2,440
Total current assets	128,439	133,218
Property and equipment, net	27,491	24,440
Deferred solution and other costs, net of current portion	10,973	10,146
Deferred implementation costs, net of current portion	6,606	6,045
Intangible assets, net	16,591	17,192
Goodwill	12,876	12,876
Other long-term assets	615	551
Total assets	$203,591	$204,468

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$23,087	22,481
Deferred revenues, current portion	25,497	23,051
Capital lease obligations, current portion	74	161
Total current liabilities	48,658	45,693
Deferred revenues, net of current portion	30,767	29,188
Deferred rent, net of current portion	9,684	7,359
Other long-term liabilities	2,710	4,254
Total liabilities	91,819	86,494
Stockholders' equity:
Common stock	4	4
Treasury stock	(44)	(41)
Additional paid-in capital	210,905	207,541
Accumulated other comprehensive loss	(12)	(101)
Accumulated deficit	(99,081)	(89,429)
Total stockholders' equity	111,772	117,974
Total liabilities and stockholders' equity	$203,591	$204,468

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
	(unaudited)	(unaudited)

Revenues	$33,759	$24,157
Cost of revenues (1) (2)	17,814	13,272
Gross profit	15,945	10,885

Operating expenses:
Sales and marketing (1)	8,207	6,194
Research and development (1)	7,903	4,151
General and administrative (1)	7,421	5,125
Acquisition related costs	1,482	—
Amortization of acquired intangibles	368	—
Total operating expenses	25,381	15,470
Loss from operations	(9,436)	(4,585)
Other income (expense), net	14	(28)
Loss before income taxes	(9,422)	(4,613)
Provision for income taxes	(230)	(32)
Net Loss	$(9,652)	$(4,645)
Other comprehensive loss:
Unrealized gain on available-for-sale investments	89	9
Comprehensive loss	$(9,563)	$(4,636)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.25)	$(0.13)
Weighted average common shares outstanding, basic and diluted	39,024	35,633

(1)	Includes stock-based compensation expenses as follows:

	Three Months Ended March 31,
	2016	2015
Cost of revenues	$406	$178
Sales and marketing	435	292
Research and development	632	162
General and administrative	1,132	690
Total stock-based compensation expenses	$2,605	$1,322

(2)	Includes amortization of acquired technology of $0.8 million and $0 for the three months ended March 31, 2016 and 2015, respectively.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2016	2015
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(9,652)	$(4,645)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of deferred implementation, solution and other costs	1,636	1,127
Depreciation and amortization	2,927	1,203
Amortization of debt issuance costs	24	24
Amortization of premiums on investments	102	89
Stock-based compensation expenses	2,605	1,322
Deferred income taxes	70	—
Other non-cash charges	24	15
Changes in operating assets and liabilities	2,451	(1,779)
Cash provided by (used in) operating activities	187	(2,644)
Cash flows from investing activities:
Net purchases of investments	(6,183)	(4,650)
Purchases of property and equipment	(3,590)	(436)
Acquisition, net of cash received	(95)	—
Capitalization of software development costs	(563)	—
Purchases of other intangible assets	(75)	—
Cash used in investing activities	(10,506)	(5,086)
Cash flows from financing activities:
Payments on financing obligations and capital leases, net	(2,187)	(136)
Proceeds from issuance of common stock	716	34,057
Net cash (used in) provided by financing activities	(1,471)	33,921
Net (decrease) increase in cash and cash equivalents	(11,790)	26,191
Cash and cash equivalents, beginning of period	67,049	67,979
Cash and cash equivalents, end of period	$55,259	$94,170

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
	(unaudited)	(unaudited)
GAAP gross profit	$15,945	$10,885
Stock-based compensation	406	178
Amortization of acquired technology	798	—
Non-GAAP gross profit	$17,149	$11,063

Non-GAAP gross margin:
Non-GAAP gross profit	$17,149	$11,063
GAAP revenue	33,759	24,157
Non-GAAP gross margin	50.8%	45.8%

GAAP sales and marketing expense	$8,207	$6,194
Stock-based compensation	(435)	(292)
Non-GAAP sales and marketing expense	$7,772	$5,902

GAAP research and development expense	$7,903	$4,151
Stock-based compensation	(632)	(162)
Non-GAAP research and development expense	$7,271	$3,989

GAAP general and administrative expense	$7,421	$5,125
Stock-based compensation	(1,132)	(690)
Non-GAAP general and administrative expense	$6,289	$4,435

GAAP operating loss	$(9,436)	$(4,585)
Stock-based compensation	2,605	1,322
Acquisition related costs	1,482	—
Amortization of acquired technology	798	—
Amortization of acquired intangibles	368	—
Non-GAAP operating loss	$(4,183)	$(3,263)

GAAP net loss	$(9,652)	$(4,645)
Stock-based compensation	2,605	1,322
Acquisition related costs	1,482	—
Amortization of acquired technology	798	—
Amortization of acquired intangibles	368	—
Non-GAAP net loss	$(4,399)	$(3,323)

Non-GAAP net loss per share, basic and diluted
Numerator:
Non-GAAP net loss	$(4,399)	$(3,323)
Denominator:
Weighted average common shares outstanding, basic and diluted	39,024	35,633
Non-GAAP net loss per share, basic and diluted	$(0.11)	$(0.09)

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(9,652)	$(4,645)
Interest (income) expense, net	(14)	28
Depreciation and amortization	2,927	1,203
Stock-based compensation	2,605	1,322
Acquisition related costs	1,482	—
Provision for income taxes	230	32
Adjusted EBITDA	$(2,422)	$(2,060)

MEDIA CONTACT:	INVESTOR CONTACT:
Kathleen Lucente	Bob Gujavarty
Red Fan Communications	Q2 Holdings, Inc.
O: (512) 551-9253 / C: (512) 217-6352	O: (512) 439-3447
kathleen@redfancommunications.com	bobby.gujavarty@q2ebanking.com

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